Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350)

I, Michael A. Reisner, Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of ICON Capital Corp., the General Partner of the Registrant in connection with the Quarterly Report of ICON Income Fund Eight A L.P. (the "Partnership") on Form 10-Q/A for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report") certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m); and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated: December 11, 2007

/s/ Michael A. Reisner
Michael A. Reisner
Director, Executive Vice President and Chief Financial Officer of the General Partner
(Principal Financial and Accounting Officer)
ICON Capital Corp.
General Partner of ICON Income Fund Eight A L.P.